                          SECURITIES AND EXCHANGE COMMISSION


                               STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                       CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of a Trustee pursuant to
Section 305(b)(2)
                  ------

                           FIRST UNION BANK OF CONNECTICUT
                 (Exact name of trustee as specified in its charter)

                                CONNECTICUT STATE BANK
  (Jurisdiction of incorporation or organization if not a U.S. national bank)

                                      06-0547320
                         (I.R.S. Employer Identification No.)

               10 STATE HOUSE SQUARE, HARTFORD, CONNECTICUT 06103-3698
            (Address of trustee's principal executive offices) (zip code)

                                    NOT APPLICABLE
         (Name, address and telephone number of agent for service of process)

                           MOHEGAN TRIBAL GAMING AUTHORITY
                 (Exact name of obligor as specified in its charter)

NOT APPLICABLE                                             06-1436334
(State or other jurisdiction of                       (I.R.S. Employer
  incorporation or organization)                            Identification No.)

ROLAND HARRIS, CHAIRMAN, MANAGEMENT BOARD
67 SANDY DESERT ROAD
UNCASVILLE, CONNECTICUT                               06382
(Address of principal executive offices)              (zip code)

                    131/2% SERIES B SENIOR SECURED NOTES DUE 2002
                           (Title of indenture securities)

Item 1.    General Information.

    Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.

              Connecticut Commissioner of Banking, 262 Constitution Plaza, Hartford, Connecticut 06115

              Board of Governors of the Federal Reserve System, Washington D.C.

              Federal Deposit Insurance Corporation, Washington, D.C.

    (b)  Whether it is authorized to exercise corporate trust powers.

              Yes.

Item 2.    Affiliations with Obligor.

    If the obligor is an affiliate of the trustee, describe each such affiliation.

              None.

    Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 have been omitted pursuant to General Instruction B.

Item 16.  List of Exhibits.

    List below all exhibits filed as a part of this statement of eligibility and qualification.

    1.   A copy of the articles of association of the trustee as now in effect.

    2.   A copy of the certificate of authority to commence business.

    3. Not Applicable. Authorization of the trustee to exercise corporate trust powers is contained in articles of association.

    4.   A copy of the bylaws of the trustee as now in effect.

    5.   Not Applicable

    6. Consent of trustee required by Section 321(b) of the Trust Indenture Act of 1939.

    7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                                      SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, First Union Bank of Connecticut, a Connecticut State-chartered bank, incorporated and existing under the laws of the State of Connecticut, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Hartford and State of Connecticut on the 19th day of March, 1996.


                             FIRST UNION BANK OF CONNECTICUT


                             By:   /s/ W. Jeffrey Kramer
                                   -------------------------------------------
                                  W. Jeffrey Kramer
                                  Its Vice President

                                      EXHIBIT 1


                              ARTICLES OF INCORPORATION

                                          OF

                           FIRST UNION BANK OF CONNECTICUT

                       AS AMENDED AND RESTATED JANUARY 1, 1996


         FIRST:  The name of the corporation is FIRST UNION BANK OF
    CONNECTICUT.

         SECOND: The nature of the business to be transacted, or the purposes to be promoted or carried out by the corporation are as follows:

         To transact a general banking business as a state bank and trust company and, in the conduct of such business, to engage in any lawful act or activity for Connecticut and to possess and exercise all the powers and privileges granted by The Banking Law of Connecticut or by any other law of Connecticut, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the corporation, including, without limiting the generality of the foregoing, the power to:

         (a) Receive deposits, including deposits of public funds or money held in a fiduciary capacity;

         (b) Receive for safekeeping or otherwise all kinds of personal property;

         (c) Act as trustee, receiver, executor or administrator or as guardian or conservator of the estate, but not of the person, of any person;

         (d)  Act as transfer agent or registrar of stocks and bonds;

         (e) Act as agent, fiscal agent or trustee for any corporation, for holders of bonds, notes or other securities or for the state or any political subdivision thereof or taxing district therein;

         (f) Lend money with or without security and issue letters of credit for any lawful purpose;

         (g)  Borrow money and pledge assets therefor;

         (h)  Conduct a safe deposit business as permitted by applicable law;
              and

         (i) Invest its assets in investment securities as permitted by applicable law.

         To transact such business and to exercise all rights, privileges, powers and franchises possessed by any entity with which the corporation or a predecessor of the corporation has merged or consolidated.

         THIRD: The principal office of the corporation is located in the city of Stamford, State of Connecticut.

         FOURTH: The total number of shares of capital stock which the corporation shall have authority to issue is six million (6,000,000) common shares, and the par value of each such share is Five Dollars ($5.00), amounting in the aggregate to thirty million dollars ($30,000,000), which shares shall be transferable according to such rules as may be established by the Board of Directors of the corporation.

    FIFTH: (a) the name, address and business of each incorporator of the corporation are as follows:

    NAME                ADDRESS                       BUSINESS

Union Trust Company     Church and Elm Streets        Bank and Trust Company
                         New Haven, Connecticut 06505

Union Trust Company     180 Fairfield Avenue          Bank and Trust Company
                        Bridgeport, Connecticut 06904

         (b) the name, address and occupation of each prospective initial director of the corporation are as follows:

    NAME                ADDRESS                       OCCUPATION

Carl Bennett            Greenbriar Lane               Chairman and President,
                        Stamford, Connecticut 06903   Caldor, Inc.

D. Allan Bromley        35 Tokeneke Drive             Henry Ford II Professor
                                                      and Director of
                        North Haven, Connecticut      A. W. Wright
                        06473                         Nuclear Structure
                                                      Laboratory Yale
                                                      University

Gino P. Giusti          236 West Haviland Lane        President and Director,
                        Stamford, Connecticut 06903   Texasgulf Inc.

J. Robert Gunther       Uncas Circle - Sachems Head   Chairman and President
                        Guilford, Connecticut 06437   George Schmitt & Co.,
                                                      Inc.

Eric R. Hansen          31 Arrowhead Way              Vice President of
                        Darien, Connecticut 06820     Northeast Bancorp, Inc.
                                                      and President of Union
                                                      Trust Company

Robert W. Harcke        8 Point Road                  Chairman, Universal Wire
                        Niantic, Connecticut 06357    Products, Inc.

John M. Henske          104 Beachside Avenue          Chairman and Chief
                        Green Farms, Connecticut      Executive Officer
                        06436                         Olin Corporation

Robert E. Ix            Walsh Lane                    Chairman and Chief
                        Greenwich, Connecticut        Executive Officer,
                        06830                         Cadbury Schweppes
                                                      U.S.A. Inc.

O. Haydn Owens, Jr.     410 North Cedar Road          Vice President, The
                        Fairfield, Connecticut        Southern New England
                        06430                         Telephone Co.


Kenneth A. Randall      13 Valley Road                President, The Conference
                        New Canaan, Connecticut       Board, Inc.
                        06840

Thomas F. Richardson    Marchant Road                 Chairman and President
                        West Redding, Connecticut     Northeast Bancorp, Inc.
                        06896                         and Chairman and Chief
                                                      Executive Officer, Union
                                                      Trust Company

Audrey M. Sargent       18 Wepawaug Road              None
                        Woodbridge, Connecticut
                        06525

Theodore F. Talmage     11406 Lost Tree Way           Retired
                        North Palm Beach, Florida
                        33403

Henry H. Townshend, Jr. 709 Townsend Avenue           Retired
                        New Haven, Connecticut
                        06512

Paul E. Waggoner        Vineyard Point Road           Director, The Connecticut
                        Guilford, Connecticut 06437   Agricultural Experiment
                                                      Station

A. Porter Waterman      Parsonage Road                President, Weepor
                        Greenwich, Connecticut 06830  Corporation

Howard R. Weckerley     17 Cove Road                  Retired
                        River Hills Plantation
                        Clover, South Carolina 29710

         SIXTH:  (A) INDEMNIFICATION OF DIRECTORS

    The corporation shall, to the fullest extent permitted by applicable banking, corporate and other law and regulations, indemnify any person who is or was a director of the corporation from and against any and all expenses, liabilities or other losses arising in connection with any action, suit, appeal or other proceeding, by reason of the fact that such person is or was serving as a director of the corporation and may, to the fullest extent permitted by applicable banking, corporate and other law and regulation, advance monies to such persons for expenses incurred in defending any such action, suit, appeal or other proceeding on such terms as the corporation's Board of Directors shall determine. The corporation may purchase insurance for the purpose of indemnifying such persons and/or reimbursing the corporation upon payment of indemnification to such persons to the extent that indemnification is authorized by the preceding sentences, except that insurance coverage shall not be available in connection with a formal order by a court or judicial or governmental body assessing civil money penalties against such person or in the event that such coverage would be prohibited by applicable banking, corporate and other law or regulations.

            (B)  INDEMNIFICATION OF OFFICERS, EMPLOYEES AND AGENTS

    The corporation shall indemnify any person who is or was an officer, employee or agent of the corporation or who is or was a director, general partner, trustee or principal of another entity serving as such at the request of the corporation from and against any and all expenses, liabilities or other losses arising in connection with any action, suit, appeal or other proceeding, by reason of the fact that such person is or was serving as an officer, employee or agent of the corporation or as a director of another entity at the request of the corporation to the extent authorized by the corporate policy of the corporation, as adopted and modified from time to time by the shareholder of the corporation, except to the extent that such indemnification would be prohibited by applicable banking, corporate and other law or regulation. The corporation may advance monies to such persons for expenses incurred in defending any such action, suit, appeal or other proceeding in accordance with the corporate policy of the corporation, as adopted and modified from time to time by the shareholder of the corporation, except to the extent that such advancement would be prohibited by applicable banking, corporate and other law or regulation. The corporation may purchase insurance for the purpose of indemnifying such persons and/or reimbursing the corporation upon payment of indemnification to such person to the extent that indemnification is authorized by the preceding sentence, except that insurance coverage shall not be available in connection with a formal order by a court or judicial or governmental body assessing civil money penalties against such person or in the event that such coverage would be prohibited by applicable banking, corporate and other law or regulation.

                                      EXHIBIT 2

                                 STATE OF CONNECTICUT

                                DEPARTMENT OF BANKING

                     260 CONSTITUTION PLAZA - HARTFORD, CT  06103


   John P. Burke
   Commissioner

                                    CERTIFICATION

    I, John P. Burke, Banking Commissioner of the State of Connecticut, do hereby certify that FIRST UNION BANK OF CONNECTICUT, is a state bank and trust company duly organized and existing under the laws of the State of Connecticut, and located in STAMFORD, Connecticut.

    In Testimony Whereof, I have hereunto set my hand and affixed my seal at Hartford, Connecticut, this 21st day of March, 1996.

[S E A L]



                                   /s/ John P. Burke
                                  -----------------------------
                                          John P. Burke
                                      Banking Commissioner



                                 TEL: (203) 240-8299
                                 FAX: (203) 240-8178
                            AN EQUAL OPPORTUNITY EMPLOYER

                                      EXHIBIT 4

                             AMENDED AND RESTATED BYLAWS

                                          OF

                    FIRST UNION BANK OF CONNECTICUT (EFF. 1/1/96)
                            (FORMERLY FIRST FIDELITY BANK;
                            FORMERLY UNION TRUST COMPANY)
                                STAMFORD, CONNECTICUT
                             AS ADOPTED OCTOBER 12, 1993

                                      ARTICLE I
                               MEETINGS OF STOCKHOLDERS

ANNUAL MEETING

1. The Annual Meeting of the stockholders of the Company shall be held on such date between February 1 and April 1 in each year as the Board of Directors shall designate and at such hour as shall be specified in the notice of such meeting. The Annual Meeting shall be held at the principal office of the Company in the Town of New Haven, or such other place within or without the State of Connecticut as the Board of Directors may designate.

SPECIAL MEETINGS

2. A special meeting of the stockholders shall be called when ordered by a majority of the Board of Directors or the Chief Executive Officer or when requested in writing by the holders of record of not less than one-tenth of the capital stock issued and outstanding.

NOTICE OF MEETINGS

3. Written notice of each stockholders' meeting stating the time, place and purpose or purposes of the meeting, shall be mailed to each stockholder entitled to vote at such meeting at his address as shown on the books of the Company at least ten (10) days before the date of said meeting.

QUORUM

4. At all meetings of the stockholders there shall be present, either in person or by proxy, stockholders representing a majority of the capital stock of the Company issued and outstanding, in order to constitute a quorum for the election of directors or the transaction of other business. In the absence of a quorum, a majority in interest of the stockholders present in person or by proxy may adjourn the meeting from time to time, without further notice, until a quorum shall attend, and thereupon any business may be transacted which might have been transacted at the meeting originally called.

VOTING

5. At all meetings of the stockholders, each stockholder shall be entitled to vote, in person or by proxy, one vote for each share of stock standing in his name on the books of the Company on the record date set for such meeting.

                                      ARTICLE II
                                      DIRECTORS

GENERAL POWERS

1. The property, affairs and business of the Company shall be managed and controlled by its Board of Directors, which may exercise all of the corporate powers of the Company except such as are by law, the Articles of Incorporation of the Company or the Bylaws expressly conferred upon or reserved to the stockholders.

NUMBER, TERM OF OFFICE AND QUALIFICATIONS

2. The number of directors of the Company shall be not less than nine (9) nor more than twenty-five (25). They shall be elected at the Annual Meeting and shall hold office for one (1) year and until their successors are duly elected and qualified.

VACANCIES

3. In case of any vacancy among the directors from any cause, the remaining directors at any regular or special meeting may elect a successor to hold office until the next Annual Meeting of the stockholders and until his successor is duly elected and qualified.

ORGANIZATION MEETING OF THE BOARD OF DIRECTORS

4. The Board of Directors at their first meeting after the Annual Meeting of the stockholders shall elect or appoint officers at or above the level of senior vice president to serve during the ensuing year.

REGULAR MEETINGS

5. Regular meetings of the Board of Directors shall be held at least quarterly on such days and time as the Board of Directors may from time to time determine. No notice of such regular meetings need be given.

SPECIAL MEETINGS

6. Special meetings of the Board of Directors shall be called when ordered by the Chief Executive Officer or when requested in writing by any five directors, at such time and place as may be designated in such order or request, and the Secretary of the Company shall give reasonable notice thereof to each director either by mail, telegraph, facsimile, telephone or in person. A waiver of notice in writing signed by any director whether before or after such meeting shall be considered equivalent to proper notice to such director.

QUORUM

7. A majority of the number of directors serving at the time shall constitute a quorum at any meeting.

COMPENSATION OF DIRECTORS

8. All directors who are not also officers of the Company or any of its affiliates shall be entitled to a reasonable fee for attendance at meetings of the Board and of Committees of the Board, such fee to be fixed from time to time by a resolution of the Board of Directors or of the Executive Committee.

TERM OF DIRECTORS

9. No person who shall have attained the age of 70 years as of January first in any year shall be eligible to be elected a Director or to be re-elected a Director.

COMMUNICATIONS EQUIPMENT

10. Any or all directors may participate in a meeting of the Board or committee thereof by means of conference telephone or any means of communication by which all persons participating in the meeting are able to hear each other.

ACTION WITHOUT MEETING

11. Any action required or permitted to be taken by the Board or committee thereof by law, the Company's Articles of Incorporation, or these Bylaws may be taken without a meeting, if, prior or subsequent to the action, all members of the Board or committee shall individually or collectively consent in writing to the action. Each written consent or consents shall be filed with the minutes of the proceedings of the Board or committee. Action by written consent shall have the same force and effect as a unanimous vote of the directors, for all purposes. Any certificate or other documents which relates to action so taken shall state that the action was taken by unanimous written consent of the Board or committee without a meeting.

                                     ARTICLE III
                                      COMMITTEES

EXECUTIVE COMMITTEES

1. There shall be an Executive Committee which, when the Board of Directors is not in session, shall have and may exercise all the powers of the Board that lawfully may be delegated. The Executive Committee shall meet at such times as the members shall agree and whenever called by the Chairman of the committee. The Executive Committee shall consist of such number of directors, not less than. four, as the Board shall from time to time appoint. A quorum for all meetings of the Executive Committee shall be a majority of the members. The Board of Directors may appoint a Chairman of the Executive Committee; in his absence or if no such appointment is made, the President of the Company shall be its Chairman.

    The Executive Committee shall keep a record of its proceedings which shall be reported to the Board of Directors at its next regular meeting.

    In the event of the absence of any member at a meeting, any other director may be called to serve in his place with full power to act.

OTHER COMMITTEES

2. The Board of Directors shall have the power to appoint, or to authorize the appointment of, such other committees as it may deem advisable, to determine the powers, duties, authority and functions of such committees, to provide for the selection of the members thereof and to determine their term or tenure of service.

                                      ARTICLE IV
                                       OFFICERS

OFFICERS

1. The Board of Directors shall have the power to appoint a Chairman of the Board, one or more Vice Chairmen of the Board, a Chief Executive Officer, a President, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, a Secretary, a Treasurer, an Auditor, one or more Trust Officers and such other officers as from time to time may be elected or appointed by the Board of Directors. The Board may by resolution authorize the President to appoint other officers with such titles and duties as he may designate. All officers shall be subject to removal at any time with or without cause by the affirmative vote of a majority of the whole Board of Directors. If any office shall become vacant, the Board of Directors may fill such vacancy. Any officer may hold more than one office, except as otherwise provided by law.

    In its discretion, the Board of Directors may leave unfilled any offices except those of President, Secretary and Treasurer.

CHIEF EXECUTIVE OFFICER

2. The Board of Directors shall designate who shall be the Chief Executive Officer of the Company and who shall substitute for him during his absence or disability. If all of the persons so designated are absent or disabled, any other senior officer designated by the Executive Committee or by the Board of Directors as such shall be the Chief Executive Officer. The Chief Executive Officer shall have general charge of the business of the Company.

POWERS AND DUTIES OF OFFICERS

3. All officers shall perform such duties and possess such powers as shall pertain to their respective offices, as may be imposed by law, as may be set forth in these Bylaws, and as may be, from time to time, prescribed by the Board of Directors or by the Chief Executive Officer.

                                      ARTICLE V
                                    CAPITAL STOCK

1. Transfer of shares shall be made upon the books of the Company by the holder in person, or by power of attorney, duly executed, witnessed and filed with the Secretary or other proper officer of the Company, upon surrender of the certificate or certificates of such shares. In case of the loss or destruction of a certificate another may be issued in its place upon proof of loss or destruction which shall be satisfactory to the Board of Directors.

                                      ARTICLE VI
                                     EMERGENCIES

1. In the event of any emergency caused by enemy action,nuclear disaster or accident, storm, fire, flood, explosion or other cause (the continuation of any such event being referred to herein as a "State of Emergency" declared by the President of the United States or the person performing his functions, Governor of the State or any Federal or State banking regulatory agency having jurisdiction over the Company), of sufficient severity to prevent the conduct and management of the affairs and business of the Company as contemplated by these Bylaws other than this paragraph 1, then during the existence of such State of Emergency,

    (a) The requirement of these Bylaws as to notice and place of directors' meetings shall be waived and the Board of Directors shall have the power, in the absence or disability of any officer or upon the refusal of any officer to act, to delegate and prescribe such officer's powers and duties to any other officer, or to any director; any powers granted to the Board of Directors pursuant to this paragraph (a) may be exercised as provided in paragraph (b) below:

    (b) Any two or more members of the Executive Committee shall constitute a quorum of that Committee during such State of Emergency for the full conduct and management of the affairs and business of the Company in accordance with the provisions of Article m of these Bylaws. In the event that two members of the then incumbent Executive Committee do not present themselves at the Head Office or Acting Head Office, and only for the period during which two such members are not present, an interim committee consisting of all of the remaining directors present at such office and willing to serve shall perform the functions of the Executive Committee for the full conduct and management of the affairs and business of the Company in accordance with the foregoing provisions of this Section; provided, however, that no action may be taken by such interim committee present and voting at a meeting attended by no less than two such members; and

    (c) The business ordinarily conducted at the Head Office or any branch office of the Company may be relocated elsewhere in suitable quarters, in addition to or in lieu of its normal location, as may be designated by the Board of Directors or by the Executive Committee or by such interim committee as may be conducting the affairs of the Company pursuant to paragraph (b) above.

Actions taken pursuant to this Section are subject to conformity with any governmental directives issued during any such State of Emergency. Actions taken pursuant to this Section may be ratified at the next annual meeting of stockholders or at a special meeting called for that purpose; however, failure to ratify shall not render any action duly taken pursuant to this Section illegal or invalid as against third persons who have acquired rights or incurred disabilities in reliance thereon.


2. To the full extent permitted by applicable law, the Company will indemnify any director, officer or employee of the

    Company for any actions taken in good faith by such person during any State of Emergency pursuant to this Article VI or any resolution adopted in accordance herewith.

                                     ARTICLE VII
                                    CORPORATE SEAL

SEAL

1. The seal, an impression of which appears below, is the seal of the Company as adopted by the Board of Directors:

                                        [Seal]



    The Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, Senior Executive Vice President, Executive Vice President, Senior Vice President, Vice President, each Assistant Vice President, the Chief Financial Officer, the Secretary, each Assistant Secretary, each Trust Officer, or each Assistant Trust Officer shall have the authority to affix the corporate seal of this Company and to attest to the same.

                                     ARTICLE VIII
                               MISCELLANEOUS PROVISIONS

FISCAL YEAR

1.  The fiscal year of the Company shall be the calendar year.

EXECUTION OF INSTRUMENTS

2. All agreements, contracts, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted in behalf of the Company by the Chairman of the Board, or Vice Chairman, or Chief Executive Officer, or the President, or Senior Executive Vice President, or Executive Vice President, or Senior Vice President, or Vice President, or Assistant Vice President, or Chief Financial Officer, or the Secretary, or Assistant Secretary, or, if in connection with the exercise of fiduciary powers of the Company, by any of said officers or by any Trust Officer or Assistant Trust Officer, to the extent authorized by the corporate policy of the Company, as adopted and modified from time to time. Any such instruments may also be executed, acknowledged, verified, delivered, or accepted in behalf of the Company in such other manner and by such other officers as the Board may from time to time direct.

VOTING SHARES OF OTHER CORPORATIONS

3. The Chairman, Vice Chairman, or President are authorized to vote, represent and exercise on behalf of this Company all rights incident to any and all shares of stock of any other corporation standing in the name of the Company. The authority granted herein may be exercised by such officers in person or by proxy or by power of attorney duly executed by said officer.

                                      ARTICLE IX
                                      AMENDMENTS

1. These Bylaws may be altered, amended, or added to by the stockholders at any annual or special meeting or to the extent permitted by law, by the Board of Directors at any meeting, provided in either case notice thereof has been given.

                                      EXHIBIT 6

                                  CONSENT OF TRUSTEE

    Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the 131/2% Series B Senior Secured Notes due 2002 of the Mohegan Tribal Gaming Authority, First Union Bank of Connecticut hereby consents that reports of examinations of Federal, state, territorial or district authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                             FIRST UNION BANK OF CONNECTICUT


                             By:  /s/ W. Jeffrey Kramer
                                   ----------------------------------
                                  W. Jeffrey Kramer
                                  Its Vice President